October 31, 1996

Mr. Dwayne Walker
President and CEO
TechWave
720 Olive Way, Suite 920
Seattle, Washington  98101

Dear Dwayne:

We have agreed that Dwayne Walker will purchase on October 31, 1996 four hundred thousand (400,000) shares of KNET common stock at a price of $100,000 (ie., $0.25 per share). One hundred thousand dollars ($100,000) represents the entire purchase price will be payable upon execution and delivery of this letter on October 31, 1996.

In connection with the sale of the 400,000 shares, Dwayne Walker and KNET shall enter into a final definitive agreement, substantially in the form of Appendix A hereto, providing demand registration rights to Dwayne Walker for the 400,000 shares.

Specifically, with respect to TechWave, and in consideration of Dwayne Walker's purchase of 400,000 shares of KNET common stock, Kinetiks hereby agrees to terminate it's letter of intent agreement with Web Solutions and Intelligent Software Solutions.

It is understood that to be valid, this grant of letter of intent cancellation is conditional upon the receipt by Kinetiks of the agreed upon $100,000 prior to the November 1, 1996 meeting.

The Company represents that sufficiently authorized common stock is available, that no shareholder lawsuits are pending, and that the board has approved the issue of the 400,000 shares being sold.

Your acceptance of this letter will affirm our mutual interest as set forth herein insofar as your obligation to pay the purchase price for the 400,000 shares on October 31, 1996.

Sincerely,

KINETIKS.COM, INC.


By: /s/ Gregory S. Carr
Gregory S. Carr
President and CEO

Accepted and Agreed to this 31st day of October, 1996.


By: /s/ Dwayne Walker
Dwayne Walker

                                         Appendix A - Demand Registration


         (a) If the Holder shall give notice to the Company at any time after January 31, 1997 to the effect that such Holder desires to register under the Securities Act of 1933 (the "Act") any or all of the 400,000 shares of common stock of the Company (the "Registrable Securities") issued in connection with the Letter of Intent, dated October 31, 1996, between the Company and TechWave, under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than four (4) weeks after receipt of such notice, file a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its reasonable efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within ninety (90) days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. Notwithstanding the notice to the Company by the Holder, the Company is only required to file one demand registration statement pursuant to this paragraph during the one-year period beginning on January 31, 1997.

         (b) All costs and expenses of the registration shall be borne by the Company, except that the Holder shall bear any underwriting discounts or commissions applicable to any of the securities sold by it. The Company will maintain such registration statement current under the Act for a period of at least six (6) months (and up to an additional three months if requested by the Holder) from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable efforts to register and qualify any of the Registrable securities for sale in such states as such Holder)s) designate (but not if, by so doing, the Company would thereby be required to qualify to do business or submit to the general jurisdiction of the courts therein) and furnish indemnification in the manner provided in the indemnification provisions below.

Indemnification:

         (a) Whenever pursuant to the Demand Registration provisions set forth above, a registration statement relating to the Registrable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless the Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (which the meaning of the Act), against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or use in preparation thereof.

         (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statements of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under these indemnification provisions or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under these indemnification provisions.

         (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under these indemnification provisions for any legal or together expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No settlement shall be made without the consent of the indemnifying party.